UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2021 (November 19, 2021)

SINO-GLOBAL SHIPPING AMERICA, LTD.

(Exact name of Registrant as specified in charter)

Virginia	001-34024	11-3588546
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

98 Cutter Mill Road, Suite 322

Great Neck New York 11021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 888-1814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	SINO	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On November 18, 2021, Mr. Jing Wang retired from his position as a member of the Board of Directors (the “Board”) of Sino-Global Shipping America, Ltd. (the “Registrant”), the Chairperson of the Compensation Committee, a member of Nominating/Corporate Governance Committee, and a member of the Audit Committee. In connection with Mr. Wang’s retirement, the Registrant granted Mr. Wang 100,000 shares of common stock of the Registrant under the Registrant’s stock incentive plans as an appreciation for Mr. Wang’s contribution to the Registrant. Mr. Wang’s resignation was not the result of any disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices.

(d)

On November 18, 2021, the Registrant elected Mr. John F. Levy as an Independent Director, Chairperson of the Compensation Committee, a member of Nominating/Corporate Governance Committee, and a member of the Audit Committee, effective from November 18, 2021 until the Registrant’s annual meeting of the shareholders in 2022, and a successor has been duly elected and qualified or until his earlier resignation, removal from office, death or incapacity.

Mr. Levy, 66 years old, is the Chief Executive Officer, board advisory of Westfield, NJ, a consulting firm. From September 2019 to April 2020, he served as the Chief Executive Officer of Sticky Fingers Restaurants, LLC. Mr. Levy currently serves on the board of directors of two other public companies: Applied Minerals, Inc., New York, NY(AMNL.OB); and Happiness Biotech Group Ltd., which is a company listed on Nasdaq Capital Market(NASDAQ: HAPP). From June 2016 to October 2021, Mr. Levy served as board member and Chair of Audit Committee of Washington Prime Group, Inc.(NYSE: WPG), which filed for protection under Chapter 11 of the United States Bankruptcy Code on June 13, 2021 and emerged from bankruptcy protection on October 21, 2021. He also served as board member and Chair of Governance Committee of Takung Art Co., Ltd.(OTCQB:TKAT), from March 2016 to June 2019. Mr. Levy is a Certified Public Accountant, and Mr. Levy is a graduate of the Wharton School of Business at the University of Pennsylvania, he received his MBA from St. Joseph's University in Philadelphia, Pennsylvania.

The Board has determined Mr. John F. Levy is deemed to be independent under the definition provided by NASDAQ Listing Rule 5605(a)(2).

Mr. Levy has (i) no arrangements or understandings with any other person pursuant to which he was appointed as a director, and (ii) no family relationship with any director or executive officer of the Registrant or any person nominated or chosen by the Registrant to become a director or executive officer.

Mr. Levy has no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K. As of the date of this current report on Form 8-K, Mr. Levy holds no direct or indirect beneficial ownership in the Registrant’s stock or rights to acquire the Registrant’s stock.

Mr. Levy is to receive an annual compensation of $50,000 from the Registrant, he is eligible to participate in the Registrant’s stock incentive plans, as adopted from time to time. A copy of the Offer Letter by and between the Registrant and Mr. John F. Levy is filed as Exhibit 10.1 to this Report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Offer Letter by and between Mr. John F. Levy and Sino-Global Shipping America, Ltd., dated as of November 18, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO-GLOBAL SHIPPING AMERICA, LTD.

Date: November 19, 2021	By:	/s/ Yang Jie
	Name:	Yang Jie
	Title:	Chief Executive Officer

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